                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
              ATTN: SANDRA L. CARUBA, LAW DEPARTMENT (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                             NABORS HOLDINGS 1, ULC
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


NOVA SCOTIA, CANADA                                       87-0385317
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


3000, 500-4TH AVENUE, S.W.
CALGARY, ALBERTA                                          T2P 2V6
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                  THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                           POWERS.

                  The trustee is authorized to exercise corporate trust powers.


ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 20th day of September, 2002.


                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      By   /s/ Sandra L. Caruba
                         ---------------------------------------
                           Sandra L. Caruba
                           First Vice President


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                              September 20, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         In connection with the qualification of an indenture between Nabors Holdings 1, ULC and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                   By       /s/ Sandra L. Caruba
                                      ----------------------------------------
                                            Sandra L. Caruba
                                            First Vice President

                                    EXHIBIT 7


Legal Title of Bank:     Bank One, N.A.      Call Date: 6/30/02
Address:                 1 Bank One Plaza             Cert #: 03618    Page RC-1
City, State Zip:         Chicago, IL 60670

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                  DOLLAR AMOUNTS IN THOUSANDS       C300
                                                                                                                   ------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):                                                                 RCON
                                                                                    ----
    a. Noninterest-bearing balances and currency and coin(1)....................    0081       12,783,000            1.a
    b. Interest-bearing balances(2).............................................    0071        3,002,000            1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)...............    1754                0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............    1773       42,712,000            2.b
3.  Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices...................................    B987        7,139,000
    b. Securities Purchased under agreements to resell..........................    B989        1,015,000            3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                    RCON
                                                                                    ----
    a. Loans and leases held for sale...........................................    5369        1,587,000            4.a
    b. Loans and leases, net of unearned income.................................    B528      101,957,000            4.b
    c. LESS: Allowance for loan and lease losses................................    3123        2,551,000            4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c).....................................................    B529       99,406,000            4.d
5.  Trading assets (from Schedule RC-D).........................................    3545        3,353,000            5.
6.  Premises and fixed assets (including capitalized leases)....................    2145        1,006,000            6.
7.  Other real estate owned (from Schedule RC-M)................................    2150           33,000            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................    2130          175,000            8.
9.  Customers' liability to this bank on acceptances outstanding................    2155          244,000            9.
10. Intangible assets...........................................................
    a. Goodwill.................................................................    3163          473,000            10.a
    b. Other intangible assets (from Schedule RC-M).............................    0426            2,000            10.b
11. Other assets (from Schedule RC-F)...........................................    2160       10,989,000            11.
12. Total assets (sum of items 1 through 11)....................................    2170      183,869,000            12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:     Bank One, N.A.      Call Date: 3/31/02
Address:                 1 Bank One Plaza             Cert #" 03618    Page RC-2
City, State Zip:         Chicago, IL 60670

SCHEDULE RC-CONTINUED

                                                                                          DOLLAR AMOUNTS IN
                                                                                              THOUSANDS
                                                                                              ---------
LIABILITIES
13. Deposits:                                                                       RCON
    a. In domestic offices (sum of totals of columns A and C                        ----
       from Schedule RC-E) .....................................................    2200       90,275,000           13.a
       (1) Noninterest-bearing(1)...............................................    6631       33,176,000           13.a1
       (2) Interest-bearing.....................................................    6636       57,099,000           13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                                   RCFN
                                                                                    ----
    a. Federal funds purchased in domestic offices(2)...........................    B993        5,324,000            14.a
    b. Securities sold under agreements to repurchase(3)........................    RCFD
                                                                                    ----
                                                                                    B995       13,027,000            14.b
5.  Trading Liabilities (from Schedule RC-D)....................................    3548        3,119,000            15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)..................    3190       19,954,000            16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................    2920          244,000            18.
19. Subordinated notes and debentures (2).......................................    3200        3,979,000            19.
20. Other liabilities (from Schedule RC-G)......................................    2930       10,109,000            20.
21. Total liabilities (sum of items 13 through 20)..............................    2948      170,457,000            21.
22. Minority interest in consolidated subsidiaries..............................    3000           60,000            22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................    3838                0            23.
24. Common stock................................................................    3230          201,000            24.
25. Surplus (exclude all surplus related to preferred stock)....................    3839        7,479,000            25.
26. a. Retained earnings........................................................    3632        5,545,000            26.a
    b. Accumulated other comprehensive income(3)................................    B530          127,000            26.b
27. Other equity capital components(4)..........................................    A130                0            27.
28. Total equity capital (sum of items 23 through 27)...........................    3210       13,352,000            28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28).......................................    3300      183,869,000            29.

Memorandum
To be reported only with the March Report of Condition                                               ----------------------
1.  Indicate in the box at the right the number of the statement below that best describes the most     RCON      Number      Number
    comprehensive level of auditing work performed for the bank by independent external auditors as  ----------------------   M.I.
    of any date during 2001........................................................................     6724       N/A
                                                                                                     ----------------------

1 =  Independent audit of the bank conducted in accordance         5 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company        6 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which         7 =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company               external auditors
     (but not on the bank separately)                              8 =  Other audit procedures (excluding tax preparation work)
3 =  Attestation on bank management's assertion on the             9 =  No external audit work
     effectiveness of internal control over financial reporting by a certified public accounting firm.
4 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
     public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.